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Exhibit 10.11
EXECUTION COPY

TERMINATION AND REPLACEMENT
AGREEMENT

        TERMINATION AND REPLACEMENT AGREEMENT (this "TR Agreement") dated as of October 11, 2002, among Waddell & Reed Financial, Inc. (the "Borrower"), the financial institutions listed in Annex I hereto under the captions "Continuing Lenders" (the "Continuing Lenders") and "Additional Lenders "(the "Additional Lenders", and together with the Continuing Lenders, the "Lenders"), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent (the "Administrative Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the New Credit Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, the Borrowers, the Continuing Lenders, certain other lenders (the "Exiting Lenders"), and the Administrative Agent are parties to Credit Agreement, dated as of October 12, 2001 (as amended on February 28, 2002 and as otherwise amended, supplemented or otherwise modified from time to time, the "Original Credit Agreement");

        WHEREAS, the Original Credit Agreement is to be terminated as provided herein; and

        WHEREAS, the Continuing Lenders and the Additional Lenders are willing, subject to the terms and conditions of this TR Agreement, to replace the Original Credit Agreement with a new credit agreement as provided herein.

        NOW THEREFORE, in consideration of the mutual agreements contained in this TR Agreement and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1.    Termination and Replacement.    Subject to the conditions set forth in Section 2 hereof:

          (i)    the Original Credit Agreement, including all schedules and exhibits thereto, is hereby terminated, subject to the applicable provisions set forth therein as to the survival of certain rights and obligations, and simultaneously replaced by a new credit agreement (the "New Credit Agreement") identical in form and substance to the Original Credit Agreement, except as expressly set forth below.

          (ii)  the heading of the New Credit Agreement shall read as follows:

          "THIS CREDIT AGREEMENT is entered into as of October 11, 2002, among Waddell & Reed Financial, Inc. (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders" and each individually, a "Lender"), and JPMORGAN CHASE BANK ("JPMorgan"), as administrative agent for the Lenders (herein in such capacity, together with any successors thereto in such capacity, the "Administrative Agent")."

          (iii)  Deleting all references to the term "The Chase Manhattan Bank" and by substituting in lieu thereof the term "JPMorgan Chase Bank".

          (iv)  Deleting all references to the date "October 12, 2001" and by substituting in lieu thereof the date "October 11, 2002".

          (v)  Section 1.01 of the New Credit Agreement is hereby amended by deleting therefrom the definitions of the following defined terms in their entirety and substituting in lieu thereof the following definitions:

          "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum determined pursuant to the Pricing Grid attached hereto as Annex A; provided that, in the case of the Term Loans, each of such rates payable shall be increased by the rate of 0.25% per annum.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and Term Loans hereunder, expressed as an amount representing the maximum aggregate outstanding principal amount of such Lender's Revolving Loans and Term Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.20. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, and the initial aggregate amount of the Commitments of the Lenders (as set forth on Schedule 2.01) is $200,000,000.

          "Revolving Credit Termination Date" means October 10, 2003 or such earlier date as the Commitments shall terminate pursuant to the terms hereof (or, if such day is not a Business Day, the next preceding Business Day).

          (vi)  Section 2.12(b) of the New Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following language:

            (b)  Prior to conversion of Revolving Loans into Term Loans pursuant to Section 2.04, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee equal to (i) 0.125% per annum for each day on which the Commitment Utilization Percentage exceeds 25%, which fee shall accrue on the daily amount of such Lender's outstanding Loans for each Excess Utilization Day during the period from and including the day on which the Commitment Utilization Percentage exceeds 25% to but excluding the day on which the Commitment Utilization Percentage no longer exceeds 25% and (ii) 0.250% per annum for each day on which the Commitment Utilization Percentage exceeds 50%, which fee shall accrue on the daily amount of such Lender's outstanding Loans for each Excess Utilization Day during the period from and including the day on which the Commitment Utilization Percentage exceeds 50% to but excluding the day on which the Commitment Utilization Percentage no longer exceeds 50%. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

        (vii)  Section 3.04 of the New Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following language:

          SECTION 3.04.    Financial Condition; No Material Adverse Effect.    (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended 2000 and 2001, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended March 31, 2002 and June 30, 2002, certified by its principal financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. The Borrower and its Subsidiaries do not have any material Guarantees, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or disclosed in the most recent financial statements referred to in this paragraph.

            (b)  Since December 31, 2001, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

        (viii)  Annex A of the New Credit Agreement is hereby amended by replacing such annex in its entirety with Annex I-A attached hereto.

          (ix)  Schedule 2.01 of the New Credit Agreement is hereby amended by replacing such schedule in its entirety with Schedule 2.01 attached hereto.

          (x)  Schedule 3.06 of the New Credit Agreement is hereby amended by replacing such schedule in its entirety with Schedule 3.06 attached hereto.

          (xi)  Schedule 3.13 of the New Credit Agreement is hereby amended by replacing such schedule in its entirety with Schedule 3.13 attached hereto.

        SECTION 2.    Conditions to Effectiveness.    This Amendment shall be effective on the date on which all of the following conditions precedent have been satisfied (or waived in accordance with Section 9.02) (the "Effective Date"):

            (i)  The Administrative Agent (or its counsel) shall have received from each party hereto either (a) a counterpart of this TR Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (ii)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of the General Counsel of the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (iii)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (iv)  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 without giving effect to the parenthetical set forth in paragraph (a) of Section 4.02.

          (v)  The Administrative Agent shall have received evidence satisfactory to it that simultaneously with the making of the initial Loans on the Closing Date, the Borrower will have repaid in full all amounts outstanding under the Original Credit Agreement and the commitments of the lenders under the Original Credit Agreement will have been terminated, and the Administrative Agent shall have received the promissory notes issued under the Original Credit Agreement marked "cancelled".

          (vi)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

        (vii)  All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

        (viii)  The Lenders shall have received (a) audited consolidated financial statements of the Borrower for the 2000 and 2001 fiscal years and (b) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (a) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on October 11, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

        SECTION 3.    GOVERNING LAW.    THIS TR AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 4.    Execution in Counterparts.    This TR Agreement may be executed by one or more of the parties to this TR Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this TR Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

        IN WITNESS WHEREOF, the parties hereto have caused this TR Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

WADDELL & REED FINANCIAL, INC.
By:	/s/ KEITH A. TUCKER Name: Keith A. Tucker Title: Chairman of the Board and Chief Executive Officer
JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), individually and as Administrative Agent
By:	/s/ ELISABETH H. SCHWABE Name: Title:
BANK OF AMERICA, N.A.
By:	/s/ ELIZABETH W. F. BISHOP Name: Elizabeth W. F. Bishop Title: Managing Director
FLEET NATIONAL BANK
By:	/s/ DAVID A. BOSSELAIT Name: David A. Bosselait Title: Director
THE BANK OF NEW YORK
By:	/s/ TIMOTHY J. SOMERS Name: Timothy J. Somers Title: Vice President
UMB BANK, N.A.
By:	/s/ DAVID A. PROFFITT Name: David A. Proffitt Title: Senior Vice President
ROYAL BANK OF SCOTLAND
By:	/s/ DIANE FERGUSON Name: Diane Ferguson Title: Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION
By:	/s/ WOODY JOHNSON Name: Woody Johnson Title: Vice President
STATE STREET BANK AND TRUST COMPANY
By:	/s/ CHARLES A. GARRITY Name: Charles A. Garrity Title: Vice President

Annex I

Continuing Lenders

J.P. Morgan Chase & Co.
Bank of America, N.A.
Fleet National Bank
The Bank of New York
UMB Bank, N.A.
Royal Bank of Scotland
State Street Bank and Trust Company

New Lenders

U.S. Bank, National Association

Annex I-A

PRICING GRID

	Level 1	Level 2	Level 3	Level 4	Level 5
S&P Rating:	A- or better	BBB+	BBB	BBB-	Less than BBB-
Moody's Rating:	A3 or better	Baa1	Baa2	Baa3	Less than Baa3
ABR Loans' Applicable Margin	0%	0%	0%	0%	0%
Eurodollar Loans' Applicable Margin	0.295%	0.400%	0.625%	0.850%	1.325%
Facility Fee Rate	0.080%	0.100%	0.125%	0.150%	0.175%

        For purposes of determining the Applicable Margins or the Facility Fee Rates, (i) in the event of a "split rating" (i.e., if the Moody's Rating applicable to the Borrower at any time appears in the chart above in a different column from that in which the S&P Rating then applicable to the Borrower appears), the Applicable Margins and the Facility Fee Rates will be based on the column which includes the higher rating (unless the higher rating is more than one rating level higher than the lower rating, in which case the pricing shall be that applicable to the rating level which is one rating level lower than the higher rating level), (ii) if Moody's or S&P shall not have in effect a rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating one rating level lower than the rating of either Moody's or S&P, as the case may be, that remains in effect and (iii) the Applicable Margins and the Facility Fee Rates shall be subject to adjustment (upwards or downwards, as appropriate), effective as of the date on which S&P or Moody's announces a rating change which results in a change in the Applicable Margins and the Facility Fee Rates.

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
J.P. Morgan Chase & Co.	$32,000,000.00
Bank of America, N.A.	$32,000,000.00
Fleet National Bank	$32,000,000.00
The Bank of New York	$24,500,000.00
UMB Bank, N.A.	$24,500,000.00
Royal Bank of Scotland	$20,000,000.00
U.S. Bank, National Association	$20,000,000.00
State Street Bank and Trust Company	$15,000,000.00

Total	$200,000,000.00

SCHEDULE 3.06

DISCLOSED MATTERS

        In conjunction with previous public disclosure, management does not believe that any proceeding listed below, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

  1.
  United Investors Life Insurance Company v. Waddell & Reed Financial, Inc., et al., Circuit Court of Jefferson County, Alabama (CV 00-2720)

  2.
  NASD Arbitration Number 97-03642, S. Sawtelle v. Waddell & Reed, Inc., et al. (MASTER, Consol. With 99-5327)

  3.
  United Investors Life Insurance Company v. Waddell & Reed Financial, Inc. et. al., California Superior Court, Los Angeles County (BC25943), removed to United States District Court of the Central District of California (CV 01-09684 TJH).

SCHEDULE 3.13

SUBSIDIARIES

Name	Jurisdiction of Incorporation or Formation	% of Capital Stock Owned by Borrower(1)
Waddell & Reed Financial Services, Inc.	Missouri	100%
Waddell & Reed, Inc.	Delaware	100%
Waddell & Reed Investment Management Company	Kansas	100%
Waddell & Reed Services Company	Missouri	100%
Waddell & Reed Development, Inc.	Delaware	100%
Waddell & Reed Distributors, Inc.	Missouri	100%
Waddell & Reed Leasing, Inc.	Missouri	100%
W & R Insurance Agency, Inc.	Missouri	100%
W & R Insurance Agency of Alabama, Inc.	Alabama	100%
W & R Insurance Agency of Arkansas, Inc.	Arkansas	100%
W & R Insurance Agency of Montana, Inc.	Montana	100%
W & R Insurance Agency of Nevada, Inc.	Nevada	100%
W & R Insurance Agency of Texas, Inc.	Texas	100%
W & R Insurance Agency of Utah, Inc.	Utah	100%
W & R Insurance Agency of Wyoming, Inc.	Wyoming	100%
Unicon Agency, Inc.	New York	100%
Unicon Insurance Agency of Massachusetts, Inc.	Massachusetts	100%
Fiduciary Trust Company of New Hampshire	New Hampshire	100%
Austin, Calvert & Flavin, Inc.	Texas	100%
Encino GP Investment Partners LLC	Texas	100%
Encino Partners L.P.	Texas	General Partner/4.10%
Legend Group Holdings, LLC	Delaware	100%
Legend Advisory Corporation	New York	100%
Legend Equities Corporation	Delaware	100%
Advisory Services Corporation	Nevada	100%
The Legend Group, Inc.	Delaware	100%
LEC Insurance Agency, Inc.	Texas	100%

1
Owned directly or indirectly through one or more wholly-owned subsidiaries

QuickLinks

  Exhibit 10.11 EXECUTION COPY
W I T N E S S E T H
  Annex I
  Annex I-A